EXHIBIT 10.13

EXECUTION COPY

AMENDMENT No. 6 TO SECURED LOAN AGREEMENT

AMENDMENT TO SECURED LOAN AGREEMENT (this “Amendment”) dated as of February 25, 2010 among WESTLB AG, NEW YORK BRANCH (the “Lender”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Collateral Agent” and “Securities Intermediary”), LEAF EQUIPMENT LEASING INCOME FUND III, L.P., a Delaware limited partnership (“LEAF” or the “Seller”), LEAF FINANCIAL CORPORATION, a Delaware corporation (the “Servicer”), LEAF FUNDING, INC., a Delaware corporation (the “Originator”) and LEAF FUND III, LLC, a Delaware limited liability company (the “Borrower”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to the Secured Loan Agreement, dated as of June 19, 2007 (as modified, amended or supplemented from time to time, the “Secured Loan Agreement”);

WHEREAS, pursuant to Section 14.04 of the Secured Loan Agreement, the parties hereto wish to amend the Secured Loan Agreement and hereby agree that the Secured Loan Agreement is hereby amended; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Definitions.

(a) Whenever used in this Amendment, capitalized terms used and not otherwise defined herein shall have the meanings set forth in Appendix A to the Secured Loan Agreement.

(b) Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Amendment.

SECTION 2. Amendments.

(a) Funding Termination Events. The definition of Funding Termination Event, in Appendix A shall be struck in its entirety and replaced with:

“Funding Termination Event” means the occurrence of any of the following: (i) the average of the Annualized Default Ratios on the Serviced Portfolio for the most recently ended three-month Collection Periods exceeds 4.50%, (ii) (A) the Annualized Default Ratio on the Securitized Portfolio for the Collection Period occurring in (x) January 2010 exceeds 7.50%, (y) February 2010 exceeds 6.25%, and (z) March 2010, exceeds 3.75%, and (B) the average of the Annualized Default Ratios on the Securitized Portfolio for the three consecutive Collection Periods whose final Collection

Period occurs in April 2010 or any month thereafter, exceeds 3.50%, (iii) the average of the NPA Ratios for the Serviced Portfolio for the three most recently ended Collection Periods exceeds 4.75%, or (iv) (A) the average of the NPA Ratio for the Securitized Portfolio for the Collection Period occurring in (x) January 2010 exceeds 7.50%, (y) February 2010 exceeds 6.25%, and (z) March 2010, exceeds 3.75%, and (B) the average of the NPA Ratios for the Securitized Portfolio for the three consecutive Collection Periods whose final Collection Period occurs in April 2010 or any month thereafter, exceeds 3.50%.

(c) Maximum Facility Amount. The definition of Maximum Facility Amount in Appendix A shall be struck in its entirety and replaced with:

“Maximum Facility Amount” means (a) $160,000,000, or (b) if no Funding Termination Event has occurred and is continuing as of the March 2010 Funding Date, beginning on such Funding Date and continuing thereafter, $175,000,000.

(d) Required Credit Support Amount. The definition of Required Credit Support Amount in Appendix A shall be struck in its entirety and replaced with:

“Required Credit Support Amount” means, the greater of: (a) the product of (i) the Weighted Average Life of the Eligible Contracts as of such date of determination (including any Eligible Contracts to be funded on such date) multiplied by (ii) 3.0 multiplied by (iii) the average of the Annualized Default Ratios on the Securitized Portfolio for the three most recently ended Collection Periods beginning with the calendar quarter ending March 31, 2009; (b) the product of the Aggregate Implicit Principal Balance of all Eligible Contracts times 11.90%, for all dates on or after February 25, 2010 but prior to April 30, 2010, and 13.00%, for all dates on or after April 30, 2010; or (c) $15,000,000.

(e) Advance Rate on New Fundings. The definition of Advance Rate in Appendix A shall be struck in its entirety and replaced with:

“Advance Rate” means (a) as of any date of determination, if the Required Credit Support Amount is less than 13.0% of the Aggregate Implicit Principal Balance of all Eligible Contracts, 85.0%, or (b) 87.0%.

(f) Eligibility Requirements.

i) The following provision shall be added to the end of Exhibit D:

“(liv) If the Contract is to be added on or after February 25, 2010, the Contract shall have a SBSS Score of at least 190.

(lv) If the Contract is to be added on or after February 25, 2010, after giving effect to the addition of the Contract to the pool of Eligible Contracts added after February 25, 2010, the percentage of such Eligible Contracts with a SBSS Score of less than 200 shall be less than 10.0%.

(lvi) If the Contract is to be added on or after February 25, 2010, the remaining term of the Contract does not exceed 60 months.”

ii) The following definitions shall be added to Appendix A:

“SBSS Score” means, the Small Business Scoring Service developed and distributed by Fair Isaac, which provides a credit score used for credit scoring.

iii) The following subsections under section (liii) of Exhibit D shall be struck and replaced in their entirety with:

“(D) after giving effect to the addition of the Contract to the pool of Eligible Contracts, the percentage of the Equipment (by Aggregate Implicit Principal Balance, as of any date of determination) with Customers located in (a) California does not exceed 25.00% of the Aggregate Implicit Principal Balance of the Eligible Contracts, and (b) any one state other than California does not exceed 13.00% of the Aggregate Implicit Principal Balance of the Eligible Contracts.”

SECTION 3. Waivers. The Lender hereby waives the exercise of its remedies arising as a result of each occurrence listed below, in each case to the extent such occurrence occurs during the corresponding period set forth below:

(a) any Borrowing Base Deficiency occurring and continuing during the period from the beginning of the calendar month of September 1, 2009 and continuing through the conclusion of the calendar month commencing January 1, 2010; provided, that beginning the calendar month commencing on February 1, 2010, all remedies arising as a result of any such occurrence arising on or after such date shall be deemed to be in full force and effect;

(b) any occurrence whereby (i) the average of the Annualized Default Ratios on the Serviced Portfolio for a three-month rolling period exceeding 3.50%, solely with regards to such three-month rolling periods ending at the conclusion of the calendar month of October 2009, November 2009, December 2009, January 2010, February 2010 and March 2010, (ii) the average of the Annualized Default Ratios on the Securitized Portfolio for a three-month rolling period exceeding 3.50%, and (iii) the average of the NPA Ratios for the Securitized Portfolio for a three-month rolling period equaling or exceeding 2.50%, in each case for (ii) and (iii) above, solely with regards to such three-month rolling periods ending at the conclusion of the calendar month of October 2009, November 2009, December 2009, and January 2010; provided, that beginning the three-month rolling period beginning at the conclusion of the calendar month of April 2010, all remedies arising as a result of any such occurrence arising on or after April 30, 2010 shall be deemed to be in full force and effect.

The waivers contemplated hereby (i) do not constitute a waiver of rights and remedies with respect to any occurrence referenced herein that occurs after the end of the periods designated in subsections (a) and (b), above, and (ii) do not extend to any other Event of Default or Funding Termination Event that has occurred or may occur at any time in the future. The waivers contemplated hereby do not constitute a waiver of rights by the Lender under any related document and the Lender reserves all rights and remedies available to it under the Secured Loan Agreement, any other agreement and applicable law.

SECTION 4. Suspension of Reserve Account Step-Up Events. The triggers set forth in subsections (i) through (v) of the definition of “Reserve Account Step-Up Event” shall be hereby suspended for the period of time commencing on the date hereof through and including March 31, 2010. Such triggers shall be in full force and effect with respect to the calendar month commencing on April 1, 2010, and each calendar month thereafter.

SECTION 5. Effective Date. The effective date of this Amendment shall be the date hereof.

SECTION 6. Representations and Warranties.

Borrower, LEAF and Servicer each hereby severally certifies as to itself that its respective representations and warranties set forth in Article VI of the Secured Loan Agreement (and any other representations and warranties made by Borrower, LEAF or Servicer in the Secured Loan Agreement) are true and correct on the date hereof with the same force and effect as if made on the date hereof, except to the extent such representations and warranties speak specifically to an earlier date in which case they shall have been true and correct on such date. In addition, Borrower, LEAF and Servicer each severally represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that (a) no unwaived Facility Termination Event or Event of Default (nor any event that but for notice or lapse of time or both would constitute an unwaived Facility Termination Event or Event of Default) shall have occurred and be continuing as of the date hereof nor shall any unwaived Facility Termination Event or Event of Default (nor any event that but for notice or lapse of time or both would constitute an unwaived Facility Termination Event or Event of Default) occur due to this Amendment becoming effective, (b) Borrower, LEAF and Servicer each has the power and authority to execute and deliver this Amendment and has taken or caused to be taken all necessary actions to authorize the execution and delivery of this Amendment, (c) no consent of any other person (including, without limitation, members or creditors of Borrower, LEAF or Servicer), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Amendment, other than such that have been obtained, (d) the Secured Loan Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of Servicer, LEAF and the Borrower, enforceable against them in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors’ rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or law), and (e) the execution, delivery and performance of this Amendment will not violate any provision of any existing law or regulation or any order or decree of any court, regulatory body or administrative agency or the certificate of formation or the limited liability company agreement of Servicer, LEAF or Borrower or any material indenture, agreement, mortgage, deed of trust or other instrument to which Servicer, LEAF or the Borrower is a party or by which it is bound.

SECTION 7. Ratification. Upon execution of this Amendment, the Secured Loan Agreement shall be amended in accordance herewith, and the respective rights, limitations, obligations, duties, liabilities and immunities of the parties shall hereafter be determined, exercised and enforced subject in all respects to such amendments, and the terms of this Amendment shall be a part of the Secured Loan Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Amendment is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 9. Counterparts. For the purpose of facilitating the execution of this Amendment and for other purposes, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original and together shall constitute and be one and the same instrument.

SECTION 10. Severability of Provisions. If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 11. Amendment. This Amendment may be amended or modified from time to time by the parties hereto, but only by an instrument in writing signed by each of the parties hereto.

SECTION 12. Headings. The Section headings are not part of this Amendment and shall not be used in its interpretation.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LEAF FUND III, LLC, as Borrower

By:
Name:
Title:

LEAF EQUIPMENT LEASING INCOME FUND III, L.P., as Seller

By:	LEAF ASSET MANAGEMENT, LLC, as General Partner

By:
Name:
Title:

LEAF FINANCIAL CORPORATION, as Servicer

By:
Name:
Title:

LEAF FUNDING, INC., as Originator

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent and Securities Intermediary

By:
Name:
Title:

WESTLB AG, NEW YORK BRANCH, as Lender

By:
Name:
Title:

By:
Name:
Title: